OPTION AGREEMENT


         THIS OPTION AGREEMENT ("Agreement") is entered into as of the 18th day of October, 1999, between Convergence Communications, Inc., a Nevada corporation ("Grantor") in favor of Telematica EDC, C.A. ("Telematica"), TCW/CCI Holding LLC ("TCW"), International Finance Corporation ("IFC"), Glacier Latin-America Ltd. ("Glacier"), FondElec Essential Services Growth Fund, L.P. ("FondElec") and Internexus S.A. ("Internexus"). Each of Telematica, TCW, IFC, Glacier, FondElec and Internexus is sometimes referred to as a "Grantee" and collectively as the "Grantees". The Grantor and the Grantees are referred to collectively herein as the "Parties" and singularly as a "Party". Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in that certain Participation Agreement dated as of October 15, 1999, to which the Grantor and Grantees are parties (the "Participation Agreement").

         WHEREAS, pursuant to the terms of the Participation Agreement, Telematica, TCW, IFC and Glacier have each agreed to purchase Series C Shares, and FondElec and Internexus have each agreed to convert certain debt of the Grantor into Series C Shares;

         WHEREAS, the Grantees wish to reserve for themselves the right to acquire further Series C Shares and the Grantor is prepared to grant such right under this Agreement; and

         WHEREAS, the execution of this Agreement is one of a series of transactions set out in the Participation Agreement which are to occur simultaneously at the Closing.

         NOW, THEREFORE, the Parties agree as follows:

1. Grant of Option. Grantor hereby grants to each Grantee, and each Grantee hereby accepts from Grantor, an option (the "Option") to acquire, during the period set forth in paragraph 3, up to the number of shares of the Grantor's Series C Preferred Stock, par value $.001 per share (collectively, the "Option Shares"), as is set forth below:

         (a) to Telematica, 40% of the aggregate number of Series C Shares actually acquired by it under the terms of the Participation Agreement, which shall be 1,333,333 Option Shares, if Telematica purchases all of the Series C Shares allocated to it under the Participation Agreement;

         (b) to TCW, 40% of the aggregate number of Series C Shares actually acquired by it under the terms of the Participation Agreement, which shall be 1,333,333 Option Shares, if TCW purchases all of the Series C Shares allocated to it under the Participation Agreement;

         (c) to IFC, 40% of the number of Series C Shares actually acquired by it under the terms of the Participation Agreement, which shall be 266,667 Option Shares, if IFC purchases all of the Series C Shares allocated to it under the Participation Agreement;

         (d) to Glacier, 40% of the aggregate number of Series C Shares actually acquired by it under the terms of the Participation Agreement, which shall be 160,000 Option Shares, if Glacier purchases all of the Series C Shares allocated to it under the Participation Agreement;

         (e) to FondElec, 40% of the aggregate number of Series C Shares actually acquired by it under the terms of the Participation Agreement, which shall be 266,666 Option Shares if FondElec purchases all of the Series C Shares allocated to it under the Participation Agreement; and

         (f) to Internexus, 40% of the aggregate number of Series C Shares actually acquired by it under the terms of the Participation Agreement, which shall be 531,564 Option Shares, if Internexus purchases all of the Series C Shares allocated to it under the Participation Agreement.

2. Exercise of Option. Subject to the satisfaction of the condition precedent set forth in Section 6(c)(iii) of the Participation Agreement in the case of any exercise by Telematica or TWC of its Option, a Grantee may, at any time and from time to time during the term of its Option, as set forth in paragraph 3 below, exercise its Option in whole or in part by delivering written notice to Grantor designating the number of Option Shares that it elects to purchase, together with the full purchase price therefor in immediately available funds. The purchase price for each Option Share shall be, subject to adjustments as provided in paragraph 7 below, Seven and 50/100 United States Dollars (U.S. $7.50). Any Option Shares acquired by a Grantee hereunder shall be entitled to the benefit of the Registration Rights Agreement among Grantor and Grantees of even date herewith, and shall be subject to the rights and duties imposed thereunder. Upon the delivery to Grantor of the consideration for the Option Shares so exercised, Grantor shall deliver to the exercising Grantee a certificate or certificates representing the Option Shares containing restrictive legends substantially in the form of those legends set forth in Section 3 of the Participation Agreement. Upon their issuance, the Option Shares shall be deemed validly issued and fully paid and non-assessable shares of Grantor's Series C Convertible Preferred Stock, subject to no liens, charges or encumbrances other than those arising under the terms of the Participation Agreement and the CCI Shareholders' Agreement entered into pursuant to the Participation Agreement.

3. Term of Option. Each Grantee's Option shall terminate at 5:00 PM U.S. Eastern Time on July 18, 2000.

4. Representations and Warranties. Each exercising Grantee shall be deemed, by its exercise, to affirm the representations and warranties set forth in Sections 3(e), 3(f) and 3(g) of the Participation Agreement as to the Option Shares as to which its Option is exercised and, upon issuance of the Series C Preferred Stock pursuant to any such exercise, the Grantor shall be deemed to affirm the representations and warranties set forth in Sections 4(a), 4(b), 4(c), 4(d), 4(f) (except that an expenditure in accordance with the Business Plan, or Budget or as approved by the Grantor's board of directors, shall not be considered a material adverse change), 4(j), 4(k), 4(t) and, to the extent the exercise relates to the IFC, 4(z).

5. Reservation of Stock. Grantor shall, at all times while the Options are effective, reserve and keep available out of the designated Series C Convertible Preferred Stock of Grantor, for the purpose of issuance on the exercise of the Options provided for herein, such number of shares of such Series C Convertible Preferred Stock as shall, from time to time, be sufficient to permit the exercise of each Option in whole.

6. Restrictions on Exercise. No Option may be exercised unless such exercise is in compliance with U.S. Securities Law.

7. Adjustment. If an Option is exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation of the Grantor occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding shares of capital stock of the Grantor (or shall be issuable in respect of securities convertible into shares of capital stock) or upon exercise of rights (other than the Options) to purchase shares of capital stock, or shares of such capital stock shall be changed into the same or a different number of shares of Series C Convertible Preferred Stock or another class or classes, the Grantee exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Grantee would have received if this Option had been exercised immediately prior to such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

8. Non-Transferability of the Option and Rights of Grantee. A Grantee's Option may be exercised only by that Grantee, and no Grantee may transfer its Option in any manner except it may make such a transfer to a Person who would be permitted to receive a Transfer of Company Equity from such Grantee under the Shareholders Agreement. No Grantee shall have any rights as a shareholder with respect to any Option Shares to be acquired hereunder unless and until that Grantee exercises its Option with respect to such Option Shares.

9. Rights and Obligations Part of Series of Transactions. The Parties acknowledge and agree that the rights and obligations provided for in this Agreement are part of a series of transactions which, pursuant to the Participation Agreement, are subject to certain conditions precedent as provided therein, and are being entered into in reliance on certain representations and warranties and covenants of indemnification set out in the Participation Agreement (which indemnification obligations shall be deemed incorporated herein). Unless and until such conditions are satisfied or waived, and these representations and warranties are made, all in the manner provided for in the Participation Agreement, no Party shall have any rights or obligations hereunder.

10. Further Assurances. At the request of any Party hereto, each Party to this Agreement hereby agrees, without the payment of additional consideration, to execute, deliver, file and verify any and all documents, instruments or agreements necessary or appropriate to effectuate the intent of the parties in entering into this Agreement.

11. Notices. Any notice required or permitted hereunder shall be effected (and deemed effected) in the manner set forth for giving notice in the Participation Agreement.

12. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than the State of New York except to the extent this Agreement would require the mandatory application of the corporate law of the State of Nevada. All disputes arising under or relation to this Agreement shall first be subject to conciliation in accordance with the Rules of Conciliation of the International Chamber of Commerce and, failing conciliation, be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. In the event any dispute under the Participation Agreement relates in any way to the validity, performance or interpretation of this Agreement and an arbitral tribunal is constituted pursuant to Section 11(n) of the Participation Agreement, all parties to any dispute hereunder agree (i) to be joined to the procedures initiated pursuant to Section 11(n) of the Participation Agreement; (ii) to have any proceedings initiated hereunder consolidated with proceedings initiated pursuant to Section 11(n) of the Participation Agreement and (iii) to be bound by any ruling of the arbitral tribunal constituted pursuant to Section 11(n) of the Participation Agreement or any interim or final award thereof. Submission of disputes to arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce, in consolidation with any disputes submitted to arbitration pursuant to Section 11(n) of the Participation Agreement as provided above, shall be the sole method of resolving disputes between the Parties hereto. Judgment upon an arbitration award may be entered in any court having jurisdiction.



         IN WITNESS WHEREOF, each party has executed this Agreement as of the date set forth above.

                                            CONVERGENCE COMMUNICATIONS, INC.


                                            By:   /s/ Lance D'Ambrosio
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                            TELEMATICA EDC, C.A.


                                            By:   /s/ Norberto Corredor
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                            TCW/CCI HOLDING LLC


                                            By:   /s/ Mario L. Baeza
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                            INTERNATIONAL FINANCE CORPORATION


                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                            GLACIER LATIN-AMERICA LTD.


                                            By:   /s/ David Liebman
                                                --------------------------------
                                            Its:
                                                --------------------------------


                                            FONDELEC ESSENTIAL SERVICES
                                                     GROWTH FUND, L.P.

                                            By: FondElec E.S.G.P. Corp.

                                            Its: General Partner


                                            By:  /s/ Gaston Acosta-Rua
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                            INTERNEXUS S.A.


                                            By:   /s/ Peter Schiller
                                                --------------------------------
                                            Its:  Duly Authorized
                                                --------------------------------